UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2015 (February 11, 2015)

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000- 54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2015, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) through a joint venture in which the Company, through its operating partnership, owns a 97.5% membership interest and in which Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone I”), a real estate investment trust also sponsored by the Company’s sponsor, owns a 2.5% membership interest (the “Joint Venture”), entered into two separate contribution agreements to acquire a 100% membership interest in a 121-room limited service hotel which operates as a Courtyard by Marriott (the “Courtyard – Parsippany”) located in Parsippany, New Jersey and to acquire a 90% membership interest in a 121-room limited service hotel which operates as a Courtyard by Marriott (the “Courtyard - Baton Rouge”) located in Baton Rouge, Louisiana for an aggregate acquisition price of approximately $23.4 million, excluding closing and other related transaction costs, from Lightstone I,

See Item 2.01 Completion of Acquisition or Disposition of Assets for additional information.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 11, 2015, the Company, through the Joint Venture, completed the acquisition of a 100% membership interest in Courtyard-Parsippany and the acquisition of a 90% membership interest in the Courtyard - Baton Rouge. In connection with the acquisition of the Courtyard – Parsippany and the Courtyard - Baton Rouge, the Joint Venture, through subsidiaries, assumed approximately $11.2 million of debt and paid approximately $12.2 million from cash contributed by the Joint Venture members based upon their respective ownership percentages (the Company $11.9 million and Lightstone I $0.3 million.) The Company’s contribution was funded with offering proceeds from the sale of the Company’s common stock. The Company’s advisor has elected to waive the acquisition fee associated with this transaction and did not receive any fees associated with this transaction.

The $7.8 million loan assumed related to Courtyard-Parsippany is secured by the hotel, has maturity date of August 1, 2018, bears interest at Libor plus 3.50% and requires monthly principal and interest payments through its stated maturity. The $3.4 million loan assumed related to Courtyard-Baton Rouge is secured by the hotel, has a maturity date of May 2017, bears interest at 5.56% and requires monthly principal and interest payments through its stated maturity.

The Courtyard – Parsippany and the Courtyard - Baton Rouge represent 2 of the 11 limited service hotels that the Company’s board of directors previously approved to be acquired by the Joint Venture as disclosed in the Company’s Current Report on Form 8-K filed on February 4, 2015. As of the date of this report, the Company through, the Joint Venture, has acquired membership interests in 7 of the 11 limited service hotels previously approved for acquisition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: February 18, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

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